UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 16, 2003

                           MIDWEST BANC HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                          _____________________________

          DELAWARE                     000-29598                  36-3252484
(State or other jurisdiction    (Commission file number)       (I.R.S. employer
    of incorporation)                                        identification no.)

          501 W. NORTH AVENUE                                       60160
        MELROSE PARK, ILLINOIS                                   (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (708) 865-1053

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On April 16, 2003, Midwest Banc Holdings, Inc. (the "Company") announced that it filed its Form 10-K for the fiscal year ended December 31, 2002. The filing reflects that the Company reported $16.3 million of net income after an additional $14.7 million provision for loan losses. The Company also filed an amended Form 10-Q to restate its interim financial statements for the period ended September 30, 2002. The Form 10-K filing was delayed due to discussions with bank regulators regarding the additional provisions for loan losses as previously reported by the Company on March 7, 2003.

         Attached as Annex A is a copy of the press release relating to the filing of the Form 10-K and Form 10-Q/A which is incorporated herein by reference.

         Note: the information in this report is furnished pursuant to Item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MIDWEST BANC HOLDINGS, INC.

                                    By:  /s/ Brad A. Luecke
                                       -----------------------------------------
                                       Brad A. Luecke
Date:  April 16, 2003                  President and Chief Executive Officer


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                                                                         ANNEX A
                                                                         -------

For Immediate Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer (708) 865-1053

        MIDWEST BANC HOLDINGS, INC. ANNOUNCES FILING OF DELAYED FORM 10-K

   COMPANY REPORTS $16.3 MILLION OF NET INCOME AFTER ADDITIONAL $14.7 MILLION
                            PROVISION FOR LOAN LOSSES

MELROSE PARK, ILLINOIS --April 16, 2003--Midwest Banc Holdings, Inc. (Nasdaq:
MBHI), a community-based bank holding company, announced today that it has filed its Annual Report on Form 10-K for the year ended December 31, 2002. The filing was delayed due to discussions with bank regulators regarding additional provisions for loan losses as previously reported by the Company on March 7, 2003. The Federal Reserve Bank of Chicago (the "Federal Reserve") and the Illinois Office of Banks and Real Estate (the "OBRE") concluded in a regulatory review of certain loans that the Company should reclassify the loans as nonaccrual as of September 30, 2002 and December 31, 2002, due to the regulators' assessment that the ultimate collectibility of the loans as of the end of the third and fourth quarters was doubtful.

As a result of further communications with the Federal Reserve and OBRE through the second week of April 2003, additional internal analysis of available information, and receipt of a supplemental letter from the regulators on April 10, 2003, the Company determined to provide an additional $14.7 million to the allowance for loan losses, to charge off approximately $5.8 million in commercial loans reclassified as loss, and to reverse $1.0 million of accrued interest income. The aggregate after-tax effect of these loan reclassifications and related financial statement adjustments on previously reported unaudited earnings for 2002 was $9.5 million. The additional provisions were recorded in the third and fourth quarters of 2002, and the Company has also filed today an amended Form 10-Q to restate its interim financial statements for the period ended September 30, 2002.

As a result of the adjustments, the Company is reporting net income of $16.3 million in 2002 with a return on average assets of .86% and a return on average equity of 14.81%. 2002 diluted earnings per share was $.99 compared to $1.09 in 2001.

As reflected in the SEC filing made today, as of December 31, 2002, total non-performing loans were $31.5 million, or 2.78% of total loans, an increase of $23.7 million from previously reported year end levels, and nonaccrual loans were $29.0 million, or 2.55% of total loans. The allowance for loan losses as of December 31, 2002 was $20.8 million, or 1.83% of total loans, 65.8% of non-performing loans and 71.5% of nonaccrual loans as of that date. As described below, on March 26, 2003, the Bank received proceeds of approximately $13.3 million from the sale on a non-recourse basis of $12.5 million of the non-performing loans.

The loans reclassified as nonaccrual consisted of a series of loans to an individual borrower and certain affiliated companies with an aggregate outstanding principal balance of $14.8 million, net of chargeoffs, as of December 31, 2002, and two separate commercial loan relationships totaling $9.8 million.

The loans involved in the $14.8 million credit relationship were secured by receivables and other collateral of other affiliated companies of the borrower. The borrower was indicted in March 2003 on certain criminal fraud charges. None of the activities covered by the indictment involves the Bank. Two of the borrower's affiliated companies (the "Affiliated Companies") that provided collateral for the loans are the subject of pending voluntary bankruptcy proceedings initiated under Chapter 11 of the United States Bankruptcy Code in July 2002.

On March 26, 2003, the Bank received proceeds of approximately $13.3 million from the sale of two of the three loans comprising this relationship to a newly formed entity that will be the sole owner of the Affiliated Companies following the emergence of these companies from bankruptcy. The purchase price for the portion of the loans sold was equal to the stated principal amount of $12.5 million plus accrued interest and late charges. The purchaser of the loans is indirectly owned 50% by current management officials of the Affiliated Companies, and 50% indirectly by certain directors or family members of directors of the Company. The Company is currently evaluating how the sale of the identified credits will be treated for financial statement purposes, which could include some or all of the repayment being categorized as a capital contribution. In addition, subject to approval of a proposed plan of reorganization with respect to the Affiliated Companies, the Company does not currently anticipate recording any additional provisions relating to its loans to this borrower.

On March 3, 2003, the banking regulators commenced a regularly scheduled examination of Midwest Bank and Trust Company (the "Bank"), the Company's banking subsidiary, which is not yet completed. The ongoing examination has involved further review of the adequacy of the Bank's overall risk management practices. There can be no assurance that the Federal Reserve and OBRE will not identify other items which may have an impact on the financial statements of the Company.

After giving effect to the revisions and reclassifications described above, the Company and the Bank continue to be well capitalized.

The Company plans to report first quarter earnings prior to May 15, 2003 and a conference call will be scheduled to review first quarter 2003 results, as well as the revised results for 2002, the underlying events related to the loan transactions and subsequent events since December 31, 2002.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc. and Midwest Bank Insurance Services, L.L.C.

This press release contains certain "Forward-Looking Statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements" and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

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